Exhibit 10.6

HYRECAR INC

2016 EQUITY INCENTIVE PLAN

Section 1. Purpose; Definitions. The purposes of the Hyrecar Inc, 2016 Equity Incentive Plan (the “Plan”) are to enable Hyrecar Inc (the “Company”) and its affiliated companies to recruit and retain highly qualified personnel, to provide those personnel with an incentive for productivity and to provide those personnel with an opportunity to share in the growth and value of the Company. This Plan is intended to be exempt from Code Section 409A, and shall be administered and interpreted in a manner to preserve that exemption.

For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below:

(a) “Affiliate” means any Person that directly or indirectly controls, or is controlled by, or is under common control with the Company (or its successors).

(b) “Award” means a grant of Options, SARs, Restricted Stock, or Restricted Stock Units pursuant to the provisions of the Plan.

(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2 hereof, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

(e) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations, condition (financial or otherwise), prospects or interests, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or any of its Affiliates (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates; or (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f) “Change in Control” means, with respect to any entity: (i) any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (A) the Company, (B) its Parent or any of its Subsidiaries, (C) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (D) any stockholder of the Company as of the effective date of the Plan, shall have acquired beneficial ownership of, or shall have acquired voting control over, 50% or more of the outstanding capital stock entitled to vote in the election of directors of the entity (on a fully diluted basis), unless the transaction pursuant to which such person, entity or group acquired such beneficial ownership or control resulted from the original issuance by such entity of shares of its voting capital stock; (ii) a consolidation, share exchange, reorganization or merger of the entity resulting in the stockholders of the entity immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event or, if the resulting entity is a direct or indirect subsidiary of the entity whose securities are issued in such transaction(s), the voting power of such issuing entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization or any similar purpose); (iv) a liquidation or dissolution of the entity; or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of the Plan.

For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the entity, any successor to the entity, or any successor to the entity’s business, being controlled, directly or indirectly, by the same Person or Persons who controlled such entity, directly or indirectly, immediately before such transaction(s).

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i) “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(j) “Director” means a member of the Board.

(k) “Disability” means a condition rendering a Participant Disabled.

(l) “Disabled” will have the same meaning set forth in Section 22(e)(3) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(n) “Fair Market Value” means, as of any date: (i) if the Shares are not publicly traded, the value of such Shares on that date, as reasonably determined by the Board in a manner that preserves the exemption of Plan benefits under Code Section 409A; or (ii) if the Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (A) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the price per Share at the close of regular trading on the relevant date (or, if the relevant date is not a day in which the Shares are being traded, then the last such date before the relevant date), or (B) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Shares on the relevant date (or, if the relevant date is not a date upon which a sale was reported, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable, then the last such date before the relevant date) and as the Board determines.

(o) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(p) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m).

(q) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(r) “Option” means any option to purchase Shares (including Restricted Stock, if the Board so specifies in the applicable Award Agreement) granted pursuant to Section 5 hereof.

(s) “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(t) “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.

(u) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(v) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(w) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(x) “SAR” means a stock appreciation right granted under the Plan and described in Section 6 hereof.

(y) “Shares” means shares of the Company’s Common Stock subject to the Plan and subject to substitution or adjustment as provided in Section 3 hereof.

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(z) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

Section 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Subject to the requirements of the Company’s Bylaws and Certificate of Incorporation, each as amended from time to time, and any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.

The Board will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Board will have the authority:

(a) to select the Persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(b) to determine the type of Award to be granted to any Person hereunder;

(c) to determine the number of Shares, if any, to be covered by each Award;

(d) to establish the terms and conditions of each Award Agreement;

(e) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable;

(f) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement);

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(g) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan; and

(h) to otherwise supervise the administration of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Section 3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company. The maximum number of Shares that may be subject to Awards under the Plan is 4,100,000, all of which Shares subject to the Plan may be issued in respect of Incentive Stock Options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if any Restricted Stock or Restricted Stock Unit is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. For the avoidance of doubt, Shares tendered, delivered or withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will not again become available for grant under the Plan and if any Award or portion thereof is repurchased or settled for cash, the Shares repurchased or attributable to such cash settlement will not again become available for grant under the Plan.

(c) Other Adjustment. In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction (including, without limitation, any “corporate transaction,” within the meaning of Treasury Regulation § 1.424-1(a)(3)), substitutions or adjustments will be made by the Board: (i) to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding Awards; and (iii) to the exercise price of outstanding Options and SARs, in each case in a manner that reflects equitably the effects of such event or transaction. For avoidance of doubt, a substitution or adjustment that reflects equitably the effects of a given event or transaction will include (but will not be limited to) any substitution or adjustment consistent with the requirements of Treasury Regulation § 1.424-1(a) or any successor provision.

(d) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company, its Parent (if any), or any of their Affiliates, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i) cause any or all outstanding Options or SARs to become vested and immediately exercisable, in whole or in part;

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(ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part;

(iii) cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;

(iv) cancel any unvested Award or unvested portion thereof, with or without consideration;

(v) cancel any Option in exchange for a substitute award in a manner consistent with the principles of Treas. Reg. §1.424-1(a) or any successor rule or regulation (notwithstanding the fact that the original Award may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);

(vi) cancel any Restricted Stock, Restricted Stock Unit or SAR in exchange for restricted shares, restricted stock units or stock appreciation rights with respect to the capital stock of any successor corporation or its parent;

(vii) redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to fair value (as determined in the sole discretion of the Board) which may equal Fair Market Value of a Share or the per Share consideration to be paid in connection with the Change in Control transaction to the holders of Shares;

(viii) cancel any SAR in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that SAR, multiplied by (B) the difference, if any, between the fair value per Share (as determined in the sole discretion of the Board, which may equal Fair Market Value of a Share or the per Share consideration to be paid in connection with the Change in Control transaction to the holders of Shares) on the date of the Change in Control and the exercise price of that SAR; provided, that if the fair value per Share (as determined in the sole discretion of the Board) on the date of the Change in Control does not exceed the exercise price of any such SAR, the Board may cancel that SAR without any payment of consideration therefore; and/or

(ix) cancel any Option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the fair value per Share (as determined in the sole discretion of the Board, which may equal Fair Market Value of a Share or the per Share consideration to be paid in connection with the Change in Control transaction to the holders of Shares) on the date of the Change in Control and the exercise price of that Option; provided, that if the fair value per Share (as determined in the sole discretion of the Board) on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

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In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Section 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Section 5. Options. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a) Exercise Price. The exercise price per Share purchasable under an Option will be determined by the Board and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any Person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant.

(d) Method of Exercise. Subject to the exercisability and termination provisions set forth herein and in the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by (i) cash or certified or bank check, or (ii) by such other method as the Board may approve or accept.

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No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 11(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e) Rights as a Stockholder.  Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date.  Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option.  In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option.  No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

(f) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(g) Termination of Service. Unless otherwise specified in the Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

(h) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

Section 6. Stock Appreciation Rights.

(a) Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised, over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted. Such amount may be paid in either cash and/or Shares, as determined by the Board in its sole and absolute discretion.

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(b) Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) Term of SAR. Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

(ii) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(iii) Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment or other service.

(iv) Non-Transferability. Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

(v) Rights as a Stockholder.  If and solely to the extent that, upon exercise of a SAR, the amount payable under Section 6(a) hereof is paid in whole or in part with Shares, then such Shares shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the SAR is exercised.  Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the SAR.  If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, a SAR are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such SAR between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the SAR.  No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

Section 7. Termination of Service. Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement, all any portion of an Option or SAR that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or SAR that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

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(a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death, by the legal representative of the estate or by a legatee of the Participant under the will of the Participant, for a period ending 12 months following the date of death (or, if sooner, on the last day of the stated term of such Option or SAR); provided that in order to exercise any Option or SAR, the legal representative of the estate or a legatee of the Participant shall provide written documentation in the form of letters testamentary (or the applicable equivalent from Participant’s state of residence) to the Company within 12 months after the Participant’s death.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, for a period ending 12 months following the date of termination (or, if sooner, on the last day of the stated term of such Option or SAR).

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR held by the Participant will immediately and automatically expire as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, for a period ending 90 days following the date of such termination (or, if sooner, on the last day of the stated term of such Option or SAR).

Section 8. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.

(b) Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Stock will be determined by the Board and will not be less than 100% of the Fair Market Value of a Share on the date of an Award of Restricted Stock. Any purchase price may be satisfied in cash or certified or bank check, or by such other method as the Board may approve or accept, including a promissory note in such form acceptable to the Board.

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Any share certificate issued in connection with an Award of Restricted Stock will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE HYRECAR INC 2016 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT AND HYRECAR INC (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF HYRECAR INC AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Board will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

(c) Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 8 will be subject to the following restrictions and conditions, and any other restrictions and conditions set forth in the applicable Award Agreement.

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

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(ii) Except as provided in this subsection (ii) or the applicable Award Agreement, the Participant will have, with respect to the Restricted Stock, all of the rights of a holder of Common Stock of the Company. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), any certificates for such Shares will be replaced with new certificates, without the restrictive legend applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

(d) Voting Rights.  During the Restriction Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

Section 9. Restricted Stock Units. The Board may grant Restricted Stock Units to eligible Participants and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit shall entitle the Participant to whom it is granted a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the Award Agreement.

Section 10. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time; provided, however, that no amendment, alteration or discontinuation will be made, without the approval of such amendment by the Company’s stockholders in a manner consistent with the requirements of Treas. Reg. § 1.422-3 (or any successor provision), that would: (i) increase the total number of Shares reserved for issuance hereunder (except as otherwise provided in Section 3 hereof) or (ii) change the classes of persons eligible to receive Awards.

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Section 11. General Provisions.

(a) The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws.

(b) All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Shares are then listed and any applicable laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Shares shall not be issued hereunder unless, in the judgment of counsel for the Company, the issuance complies with the requirements of any stock exchange or quotation system on which the Shares are then listed or quoted, the Securities Act of 1933, the Exchange Act, all rules and regulations promulgated thereunder and all other applicable laws.

(d) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

(e) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Board, the minimum required withholding obligation with respect to an Award may be settled in Shares, including the Shares that are subject to that Award.

Section 12. Effective Date of Plan. The Plan will become effective on the date that it is adopted by the Board; provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan is not approved by the Company’s stockholders within 365 days of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.

Section 13. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 10; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the effective date of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

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Section 14. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 15. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

Section 16. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other Persons required by:

(a) the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other Persons (as the same may be amended from time to time).

Section 17. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be given by registered or certified mail, postage prepaid, and, addressed, if to the Company to its principal executive office to the attention of its Chief Executive Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel records, or to such other address as that Participant may hereafter designate in writing to the Company. Any such notice shall be deemed given or delivered three days after the date of mailing.

* * * * * *

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STOCK OPTION GRANT NOTICE

Hyrecar Inc (the “Company”) hereby grants to the holder listed below (“Participant”) an option to purchase the number of shares of the Company’s common stock, par value $0.00001 per share (“Shares”), set forth below (the “Option”) under its 2016 Equity Incentive Plan attached hereto as Exhibit A (the “Plan”). The Option is subject to all of the terms and conditions set forth in this Grant Notice and in the Stock Option Agreement attached hereto as Exhibit B (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, capitalized terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:	_____________________________

Grant Date:	____________

Vesting Commencement Date:	________ __, 2017

Total Number of Shares Subject to the Option:	_____________________________

Exercise Price per Share:	$

Expiration Date:	________, 2027

Type of Option:	[ ] Incentive Stock Option
[ ] Non-Qualified Stock Option

Vesting Schedule:	Subject to the terms of forfeiture, termination and acceleration provided for in the Plan, each such Option shall vest as follows: (i) 25% of the Shares shall vest on the first anniversary of the Vesting Commencement Date (see above) and (ii) the remaining 75% of the Shares shall vest and become exercisable in 12 successive equal installments on the last day of each June, September, December and March, commencing on June 30, 2018 and vesting in full on March 31, 2021.

By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or relating to the Option.

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IN WITNESS WHEREOF, the parties hereto have executed this Grant Notice as of the date written below.

DATED: __, 201_

HYRECAR INC

By:
Name: Joseph Furnari
Title: Chief Executive Officer

PARTICIPANT

Address:

Attachments

Exhibit A – 2016 Equity Incentive Plan

Exhibit B – Stock Option Agreement

Exhibit C – Exercise Notice

Exhibit D – Consent of Spouse

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EXHIBIT A

2016 EQUITY INCENTIVE PLAN

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EXHIBIT B

STOCK OPTION AGREEMENT

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EXHIBIT C

FORM OF EXERCISE NOTICE

Effective as of today, ____________, _____, the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase the number of shares of common stock specified below (the “Shares”) of Hyrecar Inc, a Delaware corporation (the “Company”), under and pursuant to the 2016 Equity Incentive Plan (the “Plan”) and the Stock Option Grant Notice, dated as of ___________, _____, and Stock Option Agreement attached thereto (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Plan and, if not defined in the Plan, the Option Agreement.

Grant Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$

Total Exercise Price:	$

Stock Certificate to be issued in name of:

Payment delivered:	$

Form of Payment:

Type of Option:		[ ] Incentive Stock Option
[ ] Non-Qualified Stock Option

Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement. Participant agrees to abide by and be bound by their terms and conditions. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan, and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

By:		Accepted By:
	Participant Name:		Name:
Title:

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Exhibit D

CONSENT OF SPOUSE

I,__________________________, spouse of the Participant have read and approve the foregoing Grant Notice and Stock Option Agreement (the “Agreement”). In consideration of the purchase of shares of Hyrecar Inc (the “Company”) as set forth in that Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.

Dated: ___________________, ________

(Signature of Spouse)

(Printed Name)

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STOCK OPTION AGREEMENT

Hyrecar Inc (the “Company”) has granted to Participant an option under the Company’s 2016 Equity Incentive Plan (the “Plan”) to purchase the number of Shares indicated in the attached Stock Option Grant Notice (the “Grant Notice”).

ARTICLE 1
General

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.

ARTICLE 2
Grant of Option

2.1 Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or an Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. The Grant Notice will specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.

2.2 Exercise Price. The initial exercise price per Share subject to the Option shall be as set forth in the Grant Notice; provided, however, that such price per share will not be less than 100% of the Fair Market Value of a Share on the date of the grant; provided, further, that any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company and its Affiliates. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause (as defined in Section 5.15 below), except to the extent expressly provided otherwise in a written agreement between the Company or its Affiliates and a Participant.

ARTICLE 3
Period of Exercisability

3.1 Commencement of Exercisability.

(a) Subject to Sections 3.3, 5.7, 5.9, and 5.14, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

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(b) No portion of the Option that has not become vested and exercisable at the date of Participant’s termination of service (as provided in Section 7 of the Plan) shall thereafter become vested and exercisable, except as may be otherwise provided by the Board or as set forth in a written agreement between the Company and Participant.

3.2 Vesting Schedule. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3 Expiration of Option. The Option will expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(a) the expiration of ten years from the Grant Date;

(b) the expiration of three months from the date of Participant’s termination of service, unless such termination occurs by reason of Participant’s death, Disability or Participant’s discharge for Cause;

(c) the expiration of one year from the date of Participant’s termination of service by reason of Participant’s death or Disability; or

(d) the date of Participant’s termination of service by the Company or any of its Affiliates by reason of Participant’s discharge for Cause.

Participant acknowledges that an Incentive Stock Option exercised more than three months after Participant’s termination of employment, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

3.4 Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other Incentive Stock Options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

ARTICLE 4
Exercise of Option

4.1 Person Eligible to Exercise. Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. If Participant’s service with the Company or any Affiliate terminates by reason of death, the Option may thereafter be exercised, to the extent it was exercisable at the time of his or her death, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period ending 12 months following the date of death (or, if sooner, on the last day of the stated term of the Option).

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4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a) An Exercise Notice electronically or in writing signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Board. Such notice shall be substantially in the form attached as Exhibit C to the Grant Notice (or such other form as is prescribed by the Board).

(b) The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4.

(c) A bona fide written representation and agreement, in such form as is prescribed by the Board, signed by Participant or the other person then entitled to exercise such Option or portion thereof, stating that the Shares are being acquired for Participant’s own account, for investment and without any present intention of distributing or reselling said Shares or any of them except as may be permitted under the Securities Act of 1933 (the “Securities Act”) and then applicable rules and regulations thereunder and any other applicable law, and that Participant or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by such person is contrary to the representation and agreement referred to above. The Board may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations and any other applicable law. Without limiting the generality of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such Shares. Share certificates evidencing Shares issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the Shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such Shares.

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(d) In the event the Option or portion thereof shall be exercised under Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

4.4 Method of Payment. Payment of the exercise price shall be by cash or certified or bank check, or by such other method as the Committee may approve or accept.

4.5 Rights as Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date.  Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option.

4.6 Adjustment in Option Shares. In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction (including, without limitation, any “corporate transaction,” within the meaning of Treasury Regulation § 1.424-1(a)(3)), substitutions or adjustments will be made by the Board: (i)  to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding Awards; and (iii) to the exercise price of outstanding Options, in each case in a manner that reflects equitably the effects of such event or transaction. For avoidance of doubt, a substitution or adjustment that reflects equitably the effects of a given event or transaction will include (but will not be limited to) any substitution or adjustment consistent with the requirements of Treasury Regulation § 1.424-1(a) or any successor provision.

ARTICLE 5
Other Provisions

5.1 Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; provided further, that the authority of any Committee appointed pursuant to Section 2 of the Plan will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board thereunder.

5.2 Option Not Transferable.

(a) Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

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(b) Notwithstanding any other provision in this Agreement, with the consent of the Board and to the extent the Option is not intended to qualify as an Incentive Stock Option, the Option may be transferred to one or more members of the Participant’s immediate family, to trusts for the benefit of such family members or to partnerships in which such family members are the only partners (each a “Permitted Transferee”), provided the Permitted Transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and this Option Agreement.

(c) Unless transferred to a Permitted Transferee in accordance with Section 5.2(b), during the lifetime of Participant, only the Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Board may require, a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5.3 Restrictive Legends and Stop-Transfer Orders.

(a) The share certificate or certificates evidencing the Shares purchased hereunder shall be endorsed with any legend that may be required by the Plan or by state or federal securities laws.

(b) Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5.4 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

5.5 Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be given by registered or certified mail, postage prepaid, and, addressed, if to the Company to its principal executive office to the attention of its Chief Executive Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel records, or to such other address as that Participant may hereafter designate in writing to the Company. Any such notice shall be deemed given or delivered three days after the date of mailing.

5.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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5.7 Stockholder Approval. The Plan will be submitted for approval by the Company’s stockholders within twelve months after the date the Plan was initially adopted by the Board. The Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the stockholders, and if such approval has not been obtained by the end of said twelve month period, the Option shall thereupon be canceled and become null and void.

5.8 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.9 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company.

5.11 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Participant and his or her heirs, executors, Boards, successors and assigns.

5.12 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such Shares or (b) within one year after the transfer of such Shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

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5.14 Change in Control. Notwithstanding anything to the contrary set forth herein, upon or in anticipation of any Change in Control of the Company, its Parent (if any), or any of their Affiliates, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(a) cause any or all outstanding Options to become vested and immediately exercisable, in whole or in part;

(b) cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;

(c) cancel any Option in exchange for a substitute award in a manner consistent with the principles of Treas. Reg. §1.424-1(a) or any successor rule or regulation (notwithstanding the fact that the original Award may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); and

(d) cancel any Option in exchange for cash and/or other substitute consideration with a value equal to: (i) the number of Shares subject to that Option, multiplied by (ii) the difference, if any, between the fair value per Share (as determined in the sole discretion of the Board, which may equal Fair Market Value of a Share or the per Share consideration to be paid in connection with the Change in Control transaction to the holders of Shares) on the date of the Change in Control and the exercise price of that Option; provided, that if the fair value per Share (as determined in the sole discretion of the Board) on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (1) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (2) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

5.15 Cause Defined. For purposes of this Agreement, “Cause” shall mean:

(a)  conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations, condition (financial or otherwise), prospects or interests;

(b) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment;

(c) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription;

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(d) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or any of its Affiliates (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof;

(e) material breach of any agreement with or duty owed to the Company or any of its Affiliates; or

(f) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights.

Notwithstanding the foregoing, if Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement. For purposes of this section, the term “Company” shall include any parent and any subsidiary of the Company

5.16 Additional Documents. As a condition to the effectiveness of the purchase of Shares hereunder:

(a) the Participant’s spouse (if any) shall execute and deliver to the Company the “Consent of Spouse” attached as Exhibit D to the Grant Notice;

(b) the Participant shall, upon request of the Company, execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

5.17 Section 409A. It is intended that the grant contemplated hereby will be exempt from Section 409A of the Code as a “stock right.” However, nothing in this Agreement shall be construed to result in a guarantee of this tax treatment, and the Participant shall be responsible for all of his or her federal, state and local taxes (and any related liabilities).

5.18 Entire Agreement. The Plan, the Stockholders Agreement and this Agreement (including all Exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

* * * * * *

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RESTRICTED STOCK AWARD NOTICE

Hyrecar Inc (the “Company”) hereby agrees to issue to the holder listed below (“Participant”) the number of restricted shares of the Company’s common stock, par value $0.00001 per share (“Shares”), set forth below (“Award”) under its 2016 Equity Incentive Plan attached hereto as Exhibit A (the “Plan”). The Award is subject to all of the terms and conditions set forth in this Award Notice and in the Restricted Stock Agreement attached hereto as Exhibit B (the “Restricted Stock Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, capitalized terms defined in the Plan shall have the same defined meanings in this Award Notice and the Restricted Stock Agreement.

Participant:

Award Date:

Vesting Commencement Date:		______ __, 2016

Total Number of Shares of Restricted Stock:

Purchase Price per Share:	$

Total Purchase Price:

Vesting Schedule:		The Shares of Restricted Stock shall initially be unvested and forfeitable. The Shares shall vest, the restrictions thereon shall lapse and such Shares shall become nonforfeitable according to the following schedule, subject to Participant’s continuous service with the Company through and including the applicable vesting date: (i) 25% of the Shares shall vest on the first anniversary of the Vesting Commencement Date (see above) and (ii) the remaining 75% of the Shares shall vest in 12 successive equal installments the on the last day of each [____, _____, _____ and ____, commencing on ____ 30, 2017 and vesting in full on ___ 30, 2020].

By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Award Notice. Participant has reviewed the Restricted Stock Agreement (and all exhibits thereto), the Plan and this Award Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Notice and fully understands all provisions of this Award Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or relating to the Restricted Stock.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Award Notice as of the date written below.

DATED: ___________________, _____

HYRECAR INC

By:
Name:
Title:

PARTICIPANT

Address:

Attachments

Exhibit A – 2016 Equity Incentive Plan

Exhibit B – Restricted Stock Agreement

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EXHIBIT A

2016 EQUITY INCENTIVE PLAN

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EXHIBIT B

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made this __ day of _______, 2016 (the “Effective Date”) between Hyrecar Inc (the “Company”) and _______________ (the “Participant”).

WHEREAS, the Company maintains its 2016 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company;

WHEREAS, the Plan permits the award of shares of the Company’s common stock, par value $0.0001 per share (as defined in the Plan, the “Common Stock”), subject to certain restrictions; and

WHEREAS, to compensate the Participant for his service to the Company and to further align the Participant’s personal financial interests with those of the Company’s stockholders, the Company desires to allow the Participant to purchase a number of shares of Common Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement;

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

Section 18. Award. As of the Effective Date, the Company hereby sells the Participant _____________ shares of Common Stock (the “Shares”) at a price of $[____] per share (the “Purchase Price”), subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan. The Participant shall pay for the Shares by delivering to the Company a single sum cash payment or by delivering to the Company a full recourse secured promissory note in substantially the form attached hereto as Exhibit 1 (a “Promissory Note”). The terms of the Plan are hereby incorporated into this Agreement by reference, as though fully set forth herein. Capitalized terms used but not defined herein will have the same meaning as defined in the Plan.

Section 19. Vesting of Shares. The Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2.

(a) Vesting. Subject to the limitations contained herein, the Shares will vest and become nonforfeitable as provided in the Restricted Stock Award Notice to which this Agreement is attached.

(b) Change in Control Vesting. Notwithstanding the foregoing, if a Change in Control occurs and the Participant remains in continuous service to the Company through the date of that Change in Control, all of the Shares will be subject to any action taken by the Board under Section 3(d) of the Plan.

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(c) All Unvested Shares Forfeited Upon Cessation of Service. Upon cessation of Participant’s service to the Company for any reason or for no reason (and whether such cessation is initiated by the Company, the Participant or otherwise): (i) any Shares that have not vested, prior to the effective date of such cessation, will immediately and automatically, without any action on the part of the Company, be forfeited, (ii) the Company will return to the Participant, without interest, the lesser of (A) the Purchase Price that is attributable to those forfeited Shares or (B) the Fair Market Value of those forfeited Shares, and (iii) the Participant will have no further rights with respect to those Shares. Any Shares that have vested, prior to the effective date of such cessation, will be subject to repurchase in accordance with Section 9 hereof.

(d) Service with Affiliates. Solely for purposes of this Agreement, service to the Company will be deemed to include service to any Subsidiary or Affiliate of the Company (for only so long as such entity remains a Subsidiary or Affiliate).

Section 20. Escrow of Shares.

(a) The Company will cause the Shares to be issued in the Participant’s name either by book-entry registration or issuance of a stock certificate or certificates.

(b) While Shares remain unvested, they will be non-transferable and the Company will hold the certificates representing such Shares in escrow until such time as they become fully vested (or are forfeited). The Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to such Shares. As soon as practicable following the time that any Share becomes fully vested (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Share), the Company will cause that stop-transfer order to be removed and such Share will become transferable. The Company may also condition delivery of certificates for Shares upon receipt from the Participant of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(c) If any certificate is issued in respect of Shares, that certificate will be legended as described in the Plan and held in escrow by the Company’s secretary or his designee. In addition, the Participant may be required to execute and deliver to the Company a stock power with respect to those Shares. At such time as those Shares become fully vested, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Participant (provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares).

(d) Any Participant who is permitted to execute a Promissory Note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the Promissory Note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the Promissory Note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written stock pledge agreement substantially in the form attached hereto as Exhibit 2 (the “Stock Pledge Agreement”). The Shares purchased with the Promissory Note may be released from the pledge on a pro rata basis as the Promissory Note is paid.

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Section 21. Stock Splits, etc. If, while any of the Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the Common Stock, then any and all new, substituted or additional securities or other consideration to which the Participant is entitled by reason of the Participant’s ownership of the Shares will be immediately subject to the escrow contemplated by Section 3, deposited with the Escrow Holder and will thereafter be included in the term “Shares” for all purposes of the Plan and this Agreement.

Section 22. Dividends and Distributions during Restricted Period. The Participant will have the right to receive dividends and distributions with respect to the Shares; provided, however, that any cash dividends or distributions paid in respect of the Shares while those Shares remain subject to forfeiture will be held by the Company and delivered to the Participant (without interest) only if and when the Shares giving rise to such dividends or distributions become fully vested.

Section 23. Tax Consequences. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the award or vesting of the Shares. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

Section 24. Additional Documents. As a condition to the effectiveness of the purchase of Shares hereby made:

(a) the Participant’s spouse (if any) shall execute and deliver to the Company the Consent of Spouse in the form attached hereto as Exhibit 3; and

(b) the Participant shall file timely an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the purchase of the Shares (a form of Section 83(b) election is attached hereto as Exhibit 4);

(c) If the Participant elects to pay all or part of the Purchase Price with a Promissory Note then the Participant shall execute and deliver to the Company:

(i) the Promissory Note with an initial principal amount equal to the aggregate amount of the Purchase Price that the Participant wishes to finance; and

(ii) the Stock Pledge Agreement;

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(d) the Participant shall, upon request of the Company, execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

Section 25. Restriction on Transfer of Unvested Shares. Except for the escrow described in Section 3 and the Company’s right to repurchase the Shares under certain circumstances, the Participant may not sell, pledge, assign, encumber, hypothecate, gift, transfer, bequeath, devise, donate or otherwise dispose of, in any way or manner whatsoever, whether voluntarily or involuntarily, any legal or beneficial interest in any of the Shares until the Shares become fully vested in accordance with Section 2.

Section 26. Call Upon Cessation of Service.

(a) If the Participant’s service with the Company ceases for any reason, the Company or its assignee may repurchase up to all the Shares that have become fully vested in accordance with Section 2 and that the Participant (including, for purposes of this Section 9, any permitted transferee(s)) then hold(s) (the “Repurchase Option”). The price payable by the Company or its assignee to repurchase Shares pursuant to this Section 9 will be the Fair Market Value of those Shares at the time the right described in this Section 9 is exercised (which exercise is deemed to occur upon notice thereof being given by the Company). Such price may be paid (i) in cash; (ii) by offset of any obligation of the Participant to the Company or its affiliates (including a Promissory Note); or (iii) to the extent that payment in cash would give rise to an “event of default” under the Company’s or any of its Affiliates’ principal credit agreement then in effect, by delivery of a promissory with interest accruing at the then-current rate of U.S. Treasury Notes with a comparable duration, which interest will be paid annually in arrears through maturity. Such note will mature and the Company shall make reasonable efforts to pay promptly following the date upon which such payment would not give rise to an “event of default” under the Company’s principal credit agreement then in effect, and in any event no longer than five years from such date.

(b) With respect to each Share subject to repurchase pursuant to this Section 9, the Company (or its assignee) may exercise its repurchase right by delivery of written notice to the holder of such Share at any time during the ninety (90) day period beginning on the later of (i) the date the Participant’s provision of services to the Company ceases, or (ii) the date six months following the date such Share became nonforfeitable in accordance with Section 2. All the rights of the holder of any such Shares, other than the right to receive payment in the manner described in this Section 9, will terminate as of the date of delivery by the Company of the written notice described in this paragraph. The only representation, warranty or covenant which the holder of such Shares will be required to make in connection with a sale pursuant to this Section 9 is a representation and warranty with respect to his or her ownership of the Shares and his or her ability to convey title thereto free and clear of liens, claims or encumbrances.

(c) Upon delivery of the notice described above in Section 9(b), full right, title and interest in such Shares will pass to the Company or its assignee. If a holder of Shares becomes obligated to transfer any or all of such Shares to the Company or its assignee pursuant to this Agreement, that holder will endorse in blank the certificates evidencing the Shares being repurchased and deliver those certificates to the Company or its assignee within fifteen (15) days after receipt of the notice described above. Upon the delivery of those Shares, the Company will deliver the repurchase price for the Shares in the manner described above in Section 9(a). If a holder of Shares fails to deliver those Shares in accordance with the terms of this Agreement, the Company or its assignee may, at its option, in addition to all other remedies it may have, either (i) send to that holder the purchase price for such Shares, as herein specified, or (ii) deposit such amount with a trustee or escrow agent for the benefit of that holder for release upon delivery of Shares in accordance with the terms of this Agreement. Thereupon, the Company or its assignee, upon written notice to the holder, will (x) cancel on its books the certificate or certificates representing the Shares required to be transferred, and (y) issue, in lieu thereof, in the name of the Company (or its assignee) a new certificate or certificates representing such Shares.

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Section 27. Representations and Warranties. By executing this Agreement, the Participant hereby represents, warrants, covenants, acknowledges and/or agrees that:

(a) The Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Shares subject to the terms and provisions of the Plan, as amended from time to time.

(b) The Shares are being acquired for the Participant’s own account, for investment purposes only, and not for the account of any other person, and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”);

(c) No other person (other than the Participant and the Company) has or will have a direct or indirect beneficial interest in the Shares as of the Effective Date;

(d) The Shares have not been registered or qualified under the Securities Act or any state securities laws, the offering and sale of the Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of, or Rule 701 promulgated under the Securities Act, and reliance on that exemption is predicated in part on the accuracy of these representations and warranties;

(e) The Participant has a preexisting business relationship with the Company, has such knowledge and experience in financial and business matters in order to be able to evaluate the merits and risks of an investment in the Company, and is not utilizing any other person as a purchaser representative to evaluate such merits and risks;

(f) The Participant has been provided reasonable access to all relevant information in order to be able to evaluate an investment in the Company and has had an opportunity to discuss with management of the Company the business and financial affairs of the Company;

(g) The Participant understands and acknowledges that investment in the Company is speculative and involves a high degree of risk, the Participant has no present need for liquidity in his investment in the Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof;

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(h) The Participant understands and acknowledges that there is no public market for the Shares, there can be no assurance that any such market will ever develop and, therefore, the Participant may be required to hold the Shares indefinitely;

(i) In addition to complying with other similar restrictions contained herein, the Participant will not sell, transfer, pledge, hypothecate or otherwise dispose of any interest in the Shares unless such interest is registered in accordance with the Securities Act and applicable state securities laws or an exemption from such registration is available and, if required by the Company, an opinion of counsel is delivered to the Company, in a form satisfactory to the Company, that such registration is unnecessary; and

(j) The Participant acknowledges and agrees that the Company is under no obligation to register the Shares on behalf of the Participant or to assist the Participant in complying with any exemption from registration.

Section 28. General Provisions:

(a) This Agreement (including the exhibits hereto), together with the Plan, represents the entire agreement between the parties with respect to the purchase of the Shares and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the Participant’s equity incentive compensation from the Company and any of its affiliates or subsidiaries or any of their predecessors. This Agreement may only be modified or amended in a writing signed by both parties.

(b) Neither this Agreement nor any rights or interest hereunder shall be assignable by the Participant, his beneficiaries or legal representatives, and any purported assignment shall be null and void.

(c) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(d) The purchase of Shares hereunder will not confer upon the Participant any right to continue in service with the Company or any of its subsidiaries or affiliates.

(e) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts or choice of laws.

(f) This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

* * * * * *

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EXHIBIT 1

FULL RECOURSE SECURED PROMISSORY NOTE

$[ ]	[ ], 2016

FOR VALUE RECEIVED, the undersigned promises to pay to Hyrecar Inc, a Delaware corporation (the “Company”), or order, at its principal office, the principal amount of $[      ], plus accrued interest thereon, upon the earlier of (i) the [tenth (10th)] anniversary of the date of this Full Recourse Secured Promissory Note (this “Note”), (ii) the closing of a Change of Control in which the proceeds to the stockholders of the Company include cash or freely marketable securities, or (iii) 30 days following the cessation of Participant’s service with the Company if such cessation is (A) by the Company for Cause (as defined in the Company’s 2016 Equity Incentive Plan (the “Plan”)) or (B) voluntarily by the undersigned, unless the Board elects, in its sole discretion, to have the term in subsection (i) of this section apply to such voluntary cessation of service, or (iv) the closing of any private sale of the Pledged Stock (as defined below) (the “Due Date”). This Note shall bear interest at the rate per annum of [_____]% [the applicable Federal Rate as of August 2016], compounded annually. Payment of such interest shall be deferred until the Due Date, provided that the undersigned shall submit to the Company payment in full of all such interest on the Due Date.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Restricted Stock Agreement between the Company and the undersigned dated the date hereof (the “Restricted Stock Agreement”) or in the Plan.

As security for the full and timely payment of this Note, the undersigned hereunder pledges and grants to the Company a security interest in [      ] Shares purchased by the undersigned pursuant to the Restricted Stock Agreement (the “Pledged Stock”), together with any stock subscription rights, liquidating dividends, stock dividends, new securities of any type whatsoever, or any other property which the undersigned is or may be entitled to receive as a result of the undersigned’s ownership of the Pledged Stock. The undersigned shall, upon execution of this Note, deliver (or authorize the Company to retain) all certificates representing the Pledged Stock to the Company. The Company shall hold the Pledged Stock to perfect the security interest granted hereunder.

If the undersigned’s service to the Company is terminated that portion of the principal amount of this Note (and any interest accrued thereon from the date hereof) equal to the number of unvested Shares multiplied by the lesser of (A) the Purchase Price that is attributable to those unvested Shares or (B) the Fair Market Value of those unvested Shares shall be automatically cancelled and the undersigned’s payment obligations for such unvested and forfeited shares shall be extinguished.

The undersigned may prepay any amount due hereunder at any time, without premium or penalty.

The undersigned hereby waives to the full extent permitted by law all rights to plead any statute of limitations as a defense to any action hereunder.

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The undersigned acknowledges that this Note is a full recourse note and that the undersigned is liable for full payment of this Note without regard to the value at any time or from time to time of the Pledged Stock. In the event of any default in the payment of this Note, the Company shall have and may exercise any and all remedies of a secured party under the Uniform Commercial Code, and any other remedies available at law or in equity, with respect to the Pledged Stock. The undersigned acknowledges that state or federal securities laws may restrict the public sale of securities, and may require private sales at prices or on terms less favorable to the seller than public sales.

The failure of the Company to exercise any of the rights created hereby, or to promptly enforce any of the provisions of this Note, shall not constitute a waiver of the right to exercise such rights or to enforce any such provisions.

As used herein, the undersigned includes the successors, assigns and distributees of the undersigned.

As used herein, the Company includes the successors, assigns and distributees of the Company, as well as a holder in due course of this Note.

In the event the Company incurs any costs or fees in order to enforce payment of this Note or any portion thereof, the undersigned agrees to pay to the Company, in addition to such amounts as are owed pursuant to this Note, such costs and fees, including, without limitation, a reasonable sum for attorneys’ fees.

This Note is made under and shall be construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions thereof.

(Signature)
Name:
Address:

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EXHIBIT 2

FORM OF STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this “Agreement”), is made and entered into as of the ____ day of _____, 2016, by and between [Participant’s Name] (“Pledgor”) on the one hand, and Hyrecar Inc (the “Secured Party”) on the other hand. Capitalized terms used but not defined herein will have the same meaning as defined in the Note (defined below).

RECITALS

WHEREAS, the Secured Party is loaning the Pledgor $__________ in exchange for a full recourse promissory note secured by a pledge of ________ shares of the Secured Party’s Common Stock (the “Pledged Stock”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Pledgor is executing and delivering a Full Recourse Promissory Note in favor of the Secured Party with a principal amount of $_________ (the “Note”);

WHEREAS, in order to secure the Pledgor’s performance and payment of the Note, the Pledgor has agreed to grant to the Secured Party a security interest in the Pledged Stock and enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. The following terms shall have the following meanings wherever used in this Agreement:

“Loan” means the loan made by the Secured Party to the Pledgor on the date of the Note, in an amount equal to the original principal amount of the Note.

“Obligations” shall mean all principal and interest and other payments, penalties and/or obligations which may be due and payable under the Note, whether upon stated maturity, by acceleration, or otherwise, outstanding at any time and under this Agreement.

“Satisfaction Date” shall mean that date on which all of the Obligations have been paid or otherwise satisfied in full.

2. Pledge of the Pledged Stock/Additional Deposits.

a. As security for the due and timely payment and performance of all of the Obligations, the Pledgor pledges to the Secured Party, and grants to the Secured Party a security interest in, all of the Pledged Stock (as same are constituted from time to time), together with all cash dividends, stock dividends, interest, profits, premiums, redemptions, warrants, subscription rights, options, substitutions, exchanges and other distributions now or hereafter made on the Pledged Stock and all cash and non-cash proceeds thereof, until the Satisfaction Date. The Pledged Stock and all property at any time pledged to the Secured Party hereunder or in which the Secured Party is granted a security interest (whether described herein or not) and all income therefrom and proceeds thereof are herein included in the definition of Pledged Stock.

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b. In furtherance of the pledge hereunder, the Pledgor is, concurrently herewith, delivering to the Secured Party, the certificate or certificates representing all of the Pledged Stock, each of which now remains in the name of the Pledgor and accompanied by appropriate undated stock power(s) duly endorsed in blank by the Pledgor, attached as Exhibit A.

c. If, while this Agreement is in effect, the Pledgor becomes entitled to receive or receives any stock certificate(s) (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights whether as an addition to, in substitution of, or in exchange for, any Pledged Stock or otherwise, the Pledgor agrees to accept the same, to hold the same in trust on behalf of and for the benefit of the Secured Party.

3. Retention of the Pledged Stock.

a. Except as otherwise provided herein, the Secured Party shall have no obligation with respect to the Pledged Stock, except to use reasonable care in the custody and preservation thereof, to the extent required by law.

b. The Secured Party shall hold the Pledged Stock in the form in which same are delivered herewith.

c. Without the prior written consent of the Secured Party, the Pledgor shall not cause or permit any lien or encumbrance to attach to the Pledged Stock, nor shall Pledgor transfer, sell, convey the Pledged Stock to any other party as collateral or otherwise (or agree to do any of the foregoing), until the Satisfaction Date.

4. Rights of the Pledgor. Throughout the term of this Agreement the Pledgor shall have the right to vote the Pledged Stock in all matters presented to the stockholders of the Secured Party for vote thereon, except in a manner inconsistent with the terms of this Agreement or detrimental to the interests of the Secured Party.

5. Power of Attorney.

a. The Pledgor hereby authorizes and appoints the Secured Party, with full powers of substitution, as the true and lawful attorney-in-fact of the Pledgor, in his name, place and stead, to take any and all such action as the Secured Party, in its sole discretion, may deem necessary or appropriate in furtherance of the exercise of the aforesaid powers specifically set forth in this Agreement. Such power of attorney shall be coupled with an interest, and shall be irrevocable until the Satisfaction Date. Without limitation of the foregoing, such power of attorney shall not in any manner be affected or impaired by reason of any act of the Pledgor or by operation of law. Nothing herein contained, however, shall be deemed to require or impose any duty upon the Secured Party to exercise any of the rights or powers granted herein.

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b. The foregoing power of attorney, shall be fully binding upon any person who may acquire any beneficial interest in any of the Pledged Stock.

6. Covenants, Representations and Warranties. In connection with the transactions contemplated by this Agreement, and knowing that the Secured Party is and shall be relying hereon, the Pledgor hereby covenants, represents and warrants that:

a. the Pledged Stock is and will be owned by the Pledgor free and clear of any and all restrictions, pledges, liens, encumbrances or other security interests of any kind, save and except for the pledge under this Agreement;

b. there are and will be no options, warrants or other rights in respect of the sale, transfer or other disposition of any of the Pledged Stock by the Pledgor, and the Pledgor has the absolute right to pledge the Pledged Stock hereunder without the necessity of any consent of any Person;

c. neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of this Agreement by the Pledgor, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument to which the Pledgor is a party or by which the Pledgor is bound, or (ii) any provision of law, any order of any court or administrative agency, or any rule or regulation applicable to the Pledgor;

d. this Agreement has been duly executed and delivered by the Pledgor, and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms;

e. there are no actions, suits or proceedings pending or threatened against or affecting the Pledgor that involve or relate to the Pledged Stock; and

f. upon execution and performance of this Agreement by Pledgor, the Secured Party shall have the senior security interest in the Pledged Stock.

7. Return of the Pledged Stock. To the extent that the Secured Party shall not previously have taken, acquired, sold, transferred, disposed of or otherwise realized value on the Pledged Stock in accordance with this Agreement, on the date on which the Obligations have been indefeasibly discharged by payment in cash, any remaining security interest in the Pledged Stock shall automatically terminate, cease to exist and be released, and the Secured Party shall forthwith return any remaining Pledged Stock and irrevocably release such shares from collateral.

8. Expenses of the Secured Party. All expenses incurred by the Secured Party (including but not limited to reasonable attorneys’ fees) in connection with any actual or attempted sale or other disposition of Pledged Stock hereunder shall be reimbursed to the Secured Party by the Pledgor on demand, or, at the Secured Party’s option, such expenses may be added to the Obligations and shall be payable on demand.

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9. Further Assurances. From time to time hereafter, each party shall take any and all such further action, and shall execute and deliver any and all such further documents and/or instruments, as any other party may request in order to accomplish the purposes of and fulfill the parties’ obligations under this Agreement, in order to enable the Secured Party to exercise any of its rights hereunder, and/or in order to secure the Secured Party’s interest in the Pledged Stock.

10. Termination. This Agreement shall terminate on the Satisfaction Date, except that the parties’ obligations under Section 8 shall survive until performed or paid.

11. Miscellaneous.

a. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Pledgor:	Participant
[Address 1]
[Address 2]
[Facsimile]
[Telephone]

To Secured Party:	Hyrecar Inc
7750 Tamarack Dr.
Dublin, CA 94568
Attn: Marciano Kim, CEO

With a copy to:	Mitchell, Silberberg & Knupp LLP
11377 W. Olympic Blvd.
Los Angeles, California 90064
Attn: Nimish Patel, Esq.

b. If any notice to Pledgor of the sale or other disposition of Pledged Stock is required by then applicable law, five (5) business days prior written notice (which Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) to Pledgor of the time and place of any sale of Pledged Stock which Pledgor agrees may be by private sale. The rights granted in this Section are in addition to any and all rights available to Secured Party under the Uniform Commercial Code.

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c. The laws of the State of Delaware including but not limited to Article 9 of the Uniform Commercial Code as in effect from time to time, shall govern the construction and enforcement of this Agreement and the rights and remedies of the parties hereto. The parties hereby consent to the exclusive jurisdiction of all courts sitting in the State of Delaware, in connection with any action or proceeding under or relating to this Agreement, and waive trial by jury in any such action or proceeding.

d. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. The Pledgor shall not, however, assign any of its or his rights or obligations hereunder without the prior written consent of the Secured Party, and the Secured Party shall not assign its rights hereunder without simultaneously assigning their obligations hereunder to the subject assignee. Except as otherwise referred to herein, this Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties relating to the specific subject matter hereof.

e. Neither any course of dealing between the Pledgor and/or Secured Party nor any failure to exercise, or any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege operate as a waiver of any other exercise of such right, power or privilege or any other right, power or privilege.

f. The Secured Party’s rights and remedies, whether hereunder or pursuant to any other agreements or by law or in equity, shall be cumulative and may be exercised singly or concurrently.

g. No change, amendment, modification, waiver, assignment of rights or obligations, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Secured Party shall have consented thereto in writing.

h. The captions and paragraph headings in this Agreement are for convenience of reference only, and shall not in any way define, limit or describe the construction, terms or provisions of this Agreement.

i. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

j. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, by facsimile signature via facsimile transmission or PDF scan via electronic mail, each of which, when so executed, shall be deemed to have the same legal effect as an original.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge Agreement on and as of the date first set forth above.

PLEDGOR:

[PARTICIPANT], an individual

SECURED PARTY:	HYRECAR INC

Name: Marciano Kim
Title: Chief Executive Officer

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EXHIBIT A

STOCK POWER

ASSIGNMENT SEPARATE FROM STOCK CERTIFICATE

FOR VALUE RECEIVED, [Participant] (the “Stockholder”) hereby assigns all right, title and interest in ______ shares of Common Stock (the “Stock”) of HYRECAR INC, a Delaware corporation (the “Company”), represented by Stock Certificate Number _____, to and for the benefit of the Company, subject to the terms and conditions of that certain Stock Pledge Agreement dated ______ __, 2016, by and between the Stockholder as “Pledgor” and the above named beneficiaries as “Secured Party” (“Pledge Agreement”). This Stock Power and the accompanying Stock Certificate is being delivered to the Secured Party in connection with a pledge of the Stock under the Pledge Agreement. The Stockholder does hereby irrevocably constitute and appoint the Secured Party to transfer the said shares, subject to the terms and conditions of the Pledge Agreement, on the share register of the Company with full power of substitution in the premises.

Executed this ___ day of _______, 2016.

[Participant]

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EXHIBIT 3

CONSENT OF SPOUSE

I, , spouse of the Participant have read and approve the foregoing Restricted Stock Award Notice and Restricted Stock Agreement (the “Agreement”). In consideration of the purchase of shares of Hyrecar Inc (the “Company”) as set forth in that Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.

Dated: ___________________, ________

(Signature of Spouse)

(Printed Name)

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Exhibit 4

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treasury Regulation Section 1.83-2.

(1) The taxpayer who performed the services is:

Name:
Address:

Taxpayer ID No.:

(2) The property with respect to which the election is being made is [________] shares of the common stock of Hyrecar Inc

(3) The property was transferred on [_____________].

(4) The taxable year in which the election is being made is the calendar year [______].

(5) Subject to the taxpayer’s continued service to the issuer, the property will become nonforfeitable [on the fourth anniversary of the transfer date, subject to accelerated vesting upon certain corporate transactions.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is [$_______] per share.

(7) The taxpayer paid [$________] per share for the property herein described.

(8) A copy of this statement was furnished to the entity for whom the taxpayer rendered the services underlying the transfer of property.

(9) This statement was executed on [___________________].

By:
[PARTICIPANT], Taxpayer

This form must be filed with the Internal Revenue Service Center with which the taxpayer files his/her Federal income tax returns within 30 days of the transfer of the above-described property.

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